UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2015

HAVE GUN WILL TRAVEL ENTERAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1598924	46-4333787
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Canoga Avenue, 4th Floor, Woodland Hills, CA 91367-6554

(Address of principal executive offices)

818-835-2822

 (Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2015, Have Gun Will Travel Entertainment, Inc., (“HGWT”) entered into a treatment purchase agreement (the “Purchase Agreement”) with Michael Colin (“Colin”). Pursuant to the Purchase Agreement, HGWT sold all of its rights in and to certain developed intellectual material entitled “Gender Flip” to Colin. The purchase was made for cash in the amount of $3,500.

Prior to the date of the Purchase Agreement, HGWT had no interaction, other than the negotiation of the Agreement, with Colin.

On January 30, 2015, Have Gun Will Travel Entertainment, Inc., (“HGWT”) entered into a treatment purchase agreement (the “Purchase Agreement”) with George Garcia (“Garcia”). Pursuant to the Purchase Agreement, HGWT sold all of its rights in and to certain developed intellectual material entitled “Mining 4 Bits” to Garcia. The purchase was made for cash in the amount of $2,000.

Prior to the date of the Purchase Agreement, HGWT had no interaction, other than the negotiation of the Agreement, with Garcia.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Treatment Purchase Agreement, by and between Have Gun Will Travel Entertainment, Inc. and Michael Colin, dated January 29, 2015.

10.2	Treatment Purchase Agreement, by and between Have Gun Will Travel Entertainment, Inc. and George Garcia, dated January 30, 2015.

2

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Have Gun Will Travel Entertainment, Inc.

February 2, 2015	By:	/s/ Tommie Ray
Tommie Ray
	Title:	President

3

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Treatment Purchase Agreement, by and between Have Gun Will Travel Entertainment, Inc. and Michael Colin, dated January 29, 2015.

10.2	Treatment Purchase Agreement, by and between Have Gun Will Travel Entertainment, Inc. and George Garcia, dated January 30, 2015.

 4